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Exhibit 10.1(d)

SECOND AMENDED & RESTATED

1995 STOCK OPTION PLAN

of

METROPCS, INC.

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        This Plan is intended to promote the interests of MetroPCS, Inc. (formerly General Wireless, Inc.), a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

        Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix A.

II.    ADMINISTRATION OF THE PLAN

        A.    The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

        B.    The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option or shares issued thereunder.

III.  ELIGIBILITY

        A.    The persons eligible to receive option grants under the Plan are as follows:

          1.     Employees,

          2.     non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

          3.     consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    The Plan Administrator shall have full authority to determine which eligible persons are to receive option grants under the Plan, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

IV.    STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Class B Common Stock and Class C Common Stock. The maximum number of all shares of Common Stock of the Company which may be issued over the term of the Plan shall not exceed 24,643,000 shares (which has been adjusted for the Company's 60 for 1 stock split as of December 31, 2000) and the maximum number of shares of Class B Common Stock and Class C Common Stock which may be issued over the term of the Plan shall not exceed 18,500,000 shares and 6,143,000 shares, respectively. The share reserve shall automatically increase from time to time so that the sum of (i) the Common Stock subject to outstanding options under the Plan and (ii) the total number of shares of Common Stock outstanding is at all times equal to fifteen percent (15%) (or such other percentage as is then mandated by the FCC) of the total outstanding securities of the Corporation. Such adjustments are necessary in order to maintain the Corporation's status as a Small Business. In addition, during any calendar year in which any class of Common Stock is registered under Section 12(g) of the 1934 Act, the number of shares of Common Stock reserved for issuance under the Plan which are subject to options that may be granted to any one Optionee shall not exceed 200,000 shares.

        B.    Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. All shares of Common Stock issued under the Plan, whether or not those shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of the related class of Common Stock available for subsequent issuance under the Plan.

        C.    Should any change be made to a class of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding shares of such class as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or classes of securities issuable under the Plan and (ii) the number and/or classes of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of any class of Common Stock.

ARTICLE TWO

OPTION GRANT PROGRAM

I.     OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator, including without limitation the current form of the "Notice of Grant of Stock Option" attached hereto as Appendix B, together with the exhibits attached thereto; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    Exercise Price.

          1.     The exercise price per share shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of the related class of Common Stock on the option grant date. Should any class of Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is granted, the exercise price per share shall not be less than Fair Market Value per share of the related class of Common Stock on the option grant date.

          2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the related class of Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

            (i)    in shares of such Common Stock held for the requisite period necessary to avoid a charge to the Corporation' s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

            (ii)   to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (A) to a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. The exercise price of an option may also be paid by the Optionee electing to use any outstanding amounts credited to the Optionee under the Corporation's 1999 deferred compensation plan.

        B.    Exercise and Term of Options.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and as set forth in the documents evidencing the option. However, no option shall have a term in excess of fifteen (15) years measured from the option grant date.

        C.    Effect of Termination of Service.

          1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

            (i)    Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

            (ii)   Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

            (iii)  During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

            (iv)  Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

            (v)   In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

          2.     The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

            (i)    extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

            (ii)   permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of the class of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service, but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

        D.    Stockholder Rights.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares. If any purchased shares are held as a result of the exercise of any options granted under the Plan, then such purchased shares and the holder thereof shall be subject to, and comply with, the Stockholders Agreement.

        E.    Unvested Shares.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, all or, at the discretion of the Corporation and with the consent of the Optionee, any of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    First Refusal Rights.    Until such time as a class of Common Stock is first registered under Section 12(g) of the 1934 Act, and subject to the provisions of the Stockholders Agreement, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of such class of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

        G.    Limited Transferability of Options.    During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. In addition, Non-Statutory Options may also be assigned in accordance with such other terms and conditions as the Plan Administrator may deem appropriate at the time of the option grant.

        Notwithstanding anything in the Plan to the contrary, to the extent specifically approved by the Plan Administrator, an option may be transferred by an Optionee, without consideration, to his or her immediate family members or related family trusts, or similar entities affiliated with such Optionee, subject to such terms and conditions as the Plan Administrator may establish.

        H.    Trust Options.    The Plan Administrator, in its sole discretion, may from time to time grant options which shall be held in trust by the Optionee. The terms applicable to such option grants shall be set forth in the documents issued to the Optionee as trustee at the time of the option grant.

        I.    Withholding.    The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non- Statutory Options shall not be subject to the terms of this Section II.

        A.    Eligibility.    Incentive Options may only be granted to Employees.

        B.    Exercise Price.    The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of the related class of Common Stock on the option grant date.

        C.    Dollar Limitation.    The aggregate Fair Market Value of the shares of all classes of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

        D.    10% Stockholder.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the related class of Common Stock on the option grant date and the option term shall not exceed five (5) years measured from the option grant date.

III.  CORPORATE TRANSACTION

        A.    In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of the related class of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of such class of Common Stock.

        B.    All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction.

        C.    Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

        D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

        E.    In the event the Optionee's Service should terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction, any options shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination.

        F.     The Plan Administrator shall have the discretion to grant options with terms different from those described in this Section III.

        G.    The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a NonStatutory Option under the federal tax laws.

        H.    The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    REPRICING, CANCELLATION AND REGRANT OF OPTIONS

        The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the re-pricing or cancellation of any or all outstanding options under the Plan and, if repriced or canceled, to grant in substitution new options covering the same or different number of shares of the same class of Common Stock, in either case, with an exercise price per share as determined by the Plan Administrator, in its discretion.

ARTICLE THREE

MISCELLANEOUS

I.     [RESERVED]

II.    EFFECTIVE DATE AND TERM OF PLAN

        A.    This second amendment and restatement of the Plan shall become effective when adopted by the Board. The Plan Administrator may grant options under the Plan at any time after the effective date of the second amendment and restatement of the Plan and before the date fixed herein for termination of the Plan.

        B.    The Plan shall terminate upon the earliest of (i) the expiration of ten (10) years following the date the Plan was initially adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options and unvested stock issuances outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

III.  AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall, without the consent of the Optionees, adversely affect their rights and obligations under their outstanding options. In addition, the Board shall not, without the approval of the Corporation' s stockholders, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

        B.    Options may be granted under the Plan to purchase shares of any class of Common Stock in excess of the number of shares then available for issuance under the Plan, provided any such options actually granted may not be exercised until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of such class of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within eighteen (18) months after the date the excess grants are first made, then any options granted on the basis of such excess shares shall terminate and cease to be outstanding.

IV.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.     REGULATORY APPROVALS

        The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VI.   NO EMPLOYMENT OR SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason, with or without cause.

APPENDIX A

The following definitions shall be in effect under the Plan:

        A.    Board shall mean the Corporation's Board of Directors.

        B.    Class B Common Stock shall mean the Corporation's Class B common stock.

        C.    Class C Common Stock shall mean the Corporation's Class C common stock.

        D.    Code shall mean the Internal Revenue Code of 1986, as amended.

        E.    Committee shall mean a committee of two (2) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

        F.     Common Stock shall mean the Corporation's Class B Common Stock and Class C Common Stock.

        G.    Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

          (i)    a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii)   the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        H.    Corporation shall mean MetroPCS, Inc., a Delaware corporation.

        I.     Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable state domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

        J.     Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        K.    Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

        L.    Fair Market Value per share of any class of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i)    If such class of Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of such class of Common Stock on the date in question, as such price is reported by the National Association Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for such class of Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii)   If such class of Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of such class of Common Stock on the date in question on the Stock Exchange as determined by the Plan Administrator to be the primary market for such class of Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for such class of Common

  Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii)  If such class of Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

        M.   FCC shall mean the Federal Communications Commission.

        N.    Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

        O.    Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii)   such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

        P.     Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

        Q.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

        R.    Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

        S.     Optionee shall mean any person to whom an option is granted under the Plan.

        T.     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        U.    Permanent Disability shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        V.     Plan shall mean the Second Amended & Restated 1995 Stock Option Plan of MetroPCS, Inc., as set forth in this document, and as the same may be further amended or supplemented from time to time.

        W.    Plan Administrator shall mean either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan.

        X.    Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

        Y.    Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

        Z.    Stockholders Agreement shall mean the Amended and Restated Stockholders Agreement dated as of July 17, 2000, as amended by Amendment No. 1 thereto dated as of November 13, 2000, and as further as amended by Amendment No. 2 thereto dated as of January 4, 2001, by and among the Company, the Class A Stockholders (consisting of Roger D. Linquist and C. Boyden Gray), the Class B Stockholders listed on Schedule 1 thereto, the Class C Stockholders listed on Schedule 2 thereto, the Series C Preferred Stockholders listed on Schedule 3 thereto, and the Series D Preferred Stockholders listed on Schedule 4 thereto, as the same may be further amended or supplemented from time to time.

        AA. Small Business shall mean a small business, as such term is defined under FCC rules and regulations.

        BB.  Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

        CC. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        DD. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

APPENDIX B

Notice of Grant of Stock Option

[Begins on next page]

MetroPCS, Inc.
NOTICE OF GRANT OF STOCK OPTION

        Notice is hereby given of the following option grant (the "Option") to purchase shares of Class      Common Stock of MetroPCS, Inc. (the "Corporation"):

  Optionee:

  Grant Date:

  Vesting Commencement Date:

  Exercise Price: $            /share

  Number of Option Shares:                        shares

  Expiration Date:

  Type of Option: Non-statutory Stock Option

  Date Exercisable: [Immediately Exercisable]

  Vesting Schedule: The Option Shares shall be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right will accordingly lapse with respect to, (i)             percent (            %) of the Option Shares upon Optionee's completion of            (            ) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of             (            ) successive equal monthly installments upon Optionee's completion of each additional month of Service over the            (            ) month period of Service measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

        Optionee understands and agrees that the Option is granted subject to an in accordance with the terms of the Second Amended and Restated 1995 Stock Option Plan of MetroPCS, Inc. (the "Plan"). With respect to the options granted hereunder or otherwise granted under the Plan, the Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement (for Second Amended & Restated 1995 Stock Option Plan) attached hereto as Exhibit B.

        REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

        No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

        Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

Date:

MetroPCS, Inc.
By:
Name:
Title:

[Print Optionee Name]
By:
Address:

ATTACHMENTS

Exhibit A—Stock Option Agreement
Exhibit B—Stock Purchase Agreement

QuickLinks

SECOND AMENDED & RESTATED 1995 STOCK OPTION PLAN of METROPCS, INC.
ARTICLE ONE GENERAL PROVISIONS
ARTICLE TWO OPTION GRANT PROGRAM
ARTICLE THREE MISCELLANEOUS
APPENDIX A
APPENDIX B Notice of Grant of Stock Option
MetroPCS, Inc. NOTICE OF GRANT OF STOCK OPTION